Exhibit 99.1

BitMine (BMNR) Engages Legendary Tom DeMark and DeMark Analytics, LLC as Strategic Advisor

DeMark to provide BitMine systematic and AI tools to optimize ETH accumulation

BitMine is the largest buyer and holder of ETH in the world as it moves towards the ‘alchemy of 5%’

BitMine is the world’s largest ETH Treasury company with more than 2.9% of the ethereum network

BitMine is supported by a premier group of institutional investors including ARK’s Cathie Wood, MOZAYYX, Founders Fund, Bill Miller III, Pantera, Kraken, DCG, and Galaxy Digital to support BitMine’s goal of acquiring 5% of ETH: The alchemy of 5%

LAS VEGAS, November 19th, 2025 /PRNewswire/ — (NYSE AMERICAN: BMNR) BitMine Immersion Technologies, Inc. (“BitMine” or the “Company”) today announced that it has engaged Tom DeMark and DeMark Analytics, LLC as a strategic advisor.

“BitMine is the largest holder of ETH in the world and is acquiring hundreds of millions worth every week. We felt it was critical to add Tom DeMark’s systematic and market analysis models to optimize our acquisition strategy,” stated Thomas “Tom” Lee, Chairman of the Board. “Tom’s DeMARK Indicators have proven to be one of the most reliable and enduring ways to understand macro and crypto markets. These indicators have been particularly dead-on with Bitcoin and Ethereum and BitMine, as the largest buyer of Ethereum in the World, will benefit from these tools. Tom DeMark only works with one other client, so we are pleased to engage him fully.”

“I’ve known and deeply respected Tom Lee for many years, and I’m inspired by the vision he and the exceptional team at BitMine Immersion Technologies have put forward,” said Tom DeMark, CEO and founder of DeMark Analytics. “The DeMARK Indicators have shown compelling results across the cryptocurrency markets, and this strategic relationship positions us to capitalize on the significant opportunities emerging across the sector.”

The Company recently released its November Chairman’s Message, which can be found here: https://www.bitminetech.io/chairmans-message

The Company recently released a corporate presentation, which can be found here: https://bitminetech.io/investor-relations/

To stay informed, please sign up at: https://bitminetech.io/contact-us/

About BitMine

BitMine is a Bitcoin and Ethereum Network Company with a focus on the accumulation of Crypto for long term investment, whether acquired by our Bitcoin mining operations or from the proceeds of capital raising transactions. Company business lines include Bitcoin Mining, synthetic Bitcoin mining through involvement in Bitcoin mining, hashrate as a financial product, offering advisory and mining services to companies interested in earning Bitcoin denominated revenues, and general Bitcoin advisory to public companies. BitMine’s operations are located in low-cost energy regions in Trinidad; Pecos, Texas; and Silverton, Texas.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

https://x.com/bmnrintern

About Tom DeMark and DeMARK Analytics, LLC

Tom DeMark is the founder and CEO of DeMARK Analytics, LLC, and the creator of the renowned DeMARK Indicators®, a suite of proprietary financial market timing tools used by institutional traders and investors worldwide. DeMark’s career in financial markets spans more than 50 years, beginning at National Investment Services, a multibillion-dollar pension and profit-sharing fund, where he developed the early models that would become the foundation of his work. Frustrated with traditional technical analysis methods, DeMark pioneered his own models, focusing on market rhythm, price exhaustion and trend anticipation. These indicators are designed to identify potential turning points in markets by analyzing price action objectively, without relying on subjective interpretations.

DeMark has advised many of the industry’s leading institutions including Goldman Sachs, Citibank, IBM Pension and hedge fund managers including George Soros, Paul Tudor Jones, Van Hoisington and Leon Cooperman. He currently serves as special advisor to Steven A. Cohen of Point72 Asset Management (formerly SAC Capital), a role he has held for nearly 30 years. In 2020, the CMT Association recognized DeMark with its Annual Award for lifetime achievement in the industry. DeMark’s work has influenced investment strategies worldwide, and he continues to actively trade, refine his techniques and educate others in market timing.

DeMark has authored several influential books on technical analysis and market timing, including “The New Science of Technical Analysis,” “New Market Timing Techniques: Innovative Studies in Market Rhythm & Price Exhaustion” and “DeMark on Day Trading Options.” His company, DeMARK Analytics LLC, offers its DeMARK Indicator library exclusively through the Bloomberg, CQG, Symbolik and TradingView platforms, among others. To learn more, visit demark.com.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. This document specifically contains forward-looking statements regarding progress and achievement of the Company’s goals regarding ETH acquisition and staking, the long-term value of Ethereum, continued growth and advancement of the Company’s Ethereum treasury strategy and the applicable benefits to the Company. In evaluating these forward-looking statements, you should consider various factors, including BitMine’s ability to keep pace with new technology and changing market needs; BitMine’s ability to finance its current business, Ethereum treasury operations and proposed future business; the competitive environment of BitMine’s business; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond BitMine’s control, including those set forth in the Risk Factors section of BitMine’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of BitMine’s filings with the SEC are available on the SEC’s website at www.sec.gov. BitMine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE BitMine Immersion Technologies, Inc.

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